EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2013 OPERATING RESULTS

Santa Clara, Calif.—July 31, 2013—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2013.

Results for the three months ended June 30, 2013:

•	Total revenue was $79.5 million, which included revenue from eBioscience of $18.8 million.

•
Product revenue was $74.2 million, as compared to product revenue on a combined pro forma basis for the second quarter of 2012 of $75.5 million, a decline of less than 2%. Please refer to "Itemized Reconciliation Between GAAP and Pro Forma Product Revenue" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	GAAP net loss was $6.1 million, or $0.09 per diluted share, as compared to a net loss of $21.5 million, or $0.30 per diluted share, in the second quarter of 2012.

•
Non-GAAP net income was $2.8 million, or $0.04 per diluted share, as compared to a Non-GAAP net loss of $1.2 million, or $0.02 per diluted share, for the second quarter of 2012. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Loss" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $44.1 million at the end of June 30, 2013.

Product revenue for the second quarter of 2013 was $74.2 million and service and other revenue was $5.3 million. This compares to product revenue of $58.5 million and service and other revenue of $7.9 million in the second quarter of 2012. Product revenue for the second quarter of 2013 included Affymetrix core consumable revenue of $51.2 million, instrument revenue of $4.2 million and revenue from eBioscience of $18.8 million. Product revenue for the second quarter of 2012 included Affymetrix core consumable revenue of $53.3 million and instrument revenue of $3.8 million and revenue from eBiosciences of $1.4 million.

Total gross margin was 53%, as compared to 58% in the same period of 2012. Excluding Non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin was 60% and 59% for both years, respectively. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and Non-GAAP financial measures.

For the second quarter of 2013, operating expenses were $45.1 million on a GAAP basis as compared to $54.1 million in 2012. Excluding Non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $42.0 million, compared to an adjusted total of $48.3 million in 2012. The decrease in 2013 is primarily driven by lower headcount and variable compensation expenditure following the restructuring announced on January 11, 2013 and due to non-recurring acquisition- and integration-related costs incurred during 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and Non-GAAP financial measures.

"We were encouraged by the second quarter revenue results across all our business units as compared to the first quarter of the year, including another quarter of strong growth in our Genetic Analysis business and improved results in our Expression business," said Frank Witney, President and CEO. "From a geographic perspective our business strengthened in both Europe and North America while Japan remained soft."

“We are pleased that our careful control of operating expenses and stronger revenue has generated approximately $10.3 million in cash flow from operations. Since June of last year we have reduced our senior-secured debt by nearly 25%,” stated Gavin Wood, EVP and CFO. “We exited the quarter with $44 million in cash-on-hand.”

Recent developments:

•
Earlier this week the Company announced the introduction of the Axiom® 384HT Genotyping Format, a cost-effective, high-throughput platform for simultaneously genotyping up to 384 samples. The array content of the new Axiom® 384HT format is fully customizable, supporting applications ranging from detailed assessment of human disease to high throughput agricultural screening and marker assisted breeding. This new 384-array format runs on the existing GeneTitan® Instrument, providing researchers with flexible choice of array formats on a single automated platform for identification, validation, and screening of complex genetic traits.

•
Affymetrix appointed Mr. Gavin Wood to the position of Executive Vice President and Chief Financial Officer. Mr. Wood joined Affymetrix in 2006 and served most recently as VP Finance, International Controller based in the United Kingdom.

Affymetrix will host a conference call on July 31, 2013 at 2:00 p.m.  PT to review its operating results for the second quarter of 2013. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on July 31, 2013 until 8:00 p.m. PT on August 7, 2013 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 417309.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 48,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and profitability in 2013 and our estimated annualized cost savings as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals;

competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2012, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the second quarter of 2013 and 2012 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the second quarter of 2013 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2013	December 31, 2012
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$43,674	$25,671
Restricted cash	412	699
Available-for-sale securities—short-term portion	—	9,366
Accounts receivable, net	46,962	53,893
Inventories—short-term portion	69,210	72,691
Deferred tax assets—short-term portion	294	359
Prepaid expenses and other current assets	8,632	10,126
Total current assets	169,184	172,805
Property and equipment, net	23,330	28,663
Inventories—long-term portion	6,454	11,772
Goodwill	159,108	159,736
Intangible assets, net	140,610	152,718
Deferred tax assets—long-term portion	401	3,394
Other long-term assets	13,086	15,206
Total assets	$512,173	$544,294
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$38,977	$50,355
Convertible notes—short-term portion	—	3,855
Term loan—short-term portion	12,750	12,713
Deferred revenue—short-term portion	19,382	8,498
Total current liabilities	71,109	75,421
Deferred revenue—long-term portion	3,303	3,450
Convertible notes	105,000	105,000
Term loan—long-term portion	54,150	60,563
Other long-term liabilities	20,813	22,689
Stockholders' equity:
Common stock	714	710
Additional paid-in capital	763,176	759,549
Accumulated other comprehensive income	4,842	6,302
Accumulated deficit	(510,934)	(489,390)
Total stockholders' equity	257,798	277,171
Total liabilities and stockholders' equity	$512,173	$544,294

Note 1:
The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUE:		(Note 2)		(Note 2)
Product sales	$74,170	$58,505	$145,728	$116,996
Services and other	5,294	7,898	11,681	14,654
Total revenue	79,464	66,403	157,409	131,650
COSTS AND EXPENSES:
Cost of product sales	33,587	24,363	68,021	47,928
Cost of services and other	3,706	3,319	7,213	7,098
Research and development	11,959	13,588	24,207	26,919
Selling, general and administrative	33,518	40,526	68,638	68,450
Restructuring charges	(355)	—	4,487	—
Total costs and expenses	82,415	81,796	172,566	150,395
Loss from operations	(2,951)	(15,393)	(15,157)	(18,745)
Interest income and other, net	89	2,276	432	2,302
Interest expense	2,724	218	5,622	1,198
Loss before income taxes	(5,586)	(13,335)	(20,347)	(17,641)
Income tax provision (benefit)	521	(36,984)	1,196	(37,073)
Net (loss) income	$(6,107)	$23,649	$(21,543)	$19,432

Basic net (loss) income per common share	$(0.09)	$0.34	(0.30)	$0.28
Diluted net (loss) income per common share	$(0.09)	$0.33	(0.30)	$0.27

Shares used in computing basic net (loss) income per common share	71,154	70,161	71,038	70,069
Shares used in computing diluted net (loss) income per common share	71,154	71,918	71,038	72,263

Note 2:
 The Company's comparative Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2012 include adjustments that were made during the three months ended September 30, 2012 upon finalization of the valuation of certain assets acquired and liabilities assumed from the acquisition of eBioscience Holdings, inc. ("eBioscience"). The results have been recast to reflect these adjustments.

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP net (loss) income - basic and diluted	$(6,107)	$23,649	$(21,543)	$19,432
Amortization of inventory fair value adjustment	4,495	319	9,084	319
Amortization of acquired intangible assets	4,520	1,543	9,155	2,903
Acquisition-related transaction costs	—	4,710	—	5,767
Acquisition-related integration costs	233	—	748	—
Share-based compensation charge related to acquisition	—	8,265	—	8,265
Provision (recovery) of notes receivable	—	(2,215)	—	(2,215)
Income tax benefit related to acquisition	—	(37,462)	—	(37,462)
Restructuring charges	(355)	—	4,487	—
Non-GAAP net income (loss) - basic and diluted	$2,786	$(1,191)	$1,931	$(2,991)

Basic net income (loss) per common share	$0.04	$(0.02)	$0.03	$(0.04)
Diluted net income (loss) per common share	$0.04	$(0.02)	$0.03	$(0.04)

Shares used in computing basic net income (loss) per common share	71,154	70,161	71,038	70,069
Shares used in computing diluted net income (loss) per common share	71,154	71,918	71,038	72,263

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
GAAP total gross margin	$42,171	53%	$38,721	58%	$82,175	52%	$76,624	57%
Amortization of inventory fair value adjustment	4,495	6%	319	—%	9,084	6%	319	—%
Amortization of acquired intangible assets	1,325	2%	467	1%	2,691	3%	917	1%
Non-GAAP total gross margin	$47,991	60%	$39,507	59%	$93,950	60%	$77,860	59%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total GAAP operating expenses	$45,122	$54,114	$97,332	$95,369
Amortization of acquired intangible assets	(3,195)	(1,076)	(6,464)	(1,987)
Acquisition-related transaction costs	—	(4,710)	—	(5,767)
Acquisition-related integration costs	(233)	—	(748)	—
Restructuring charges	355	—	(4,487)	—
Total Non-GAAP operating expenses	$42,049	$48,328	$85,633	$87,615

ITEMIZED RECONCILIATION BETWEEN GAAP AND PRO FORMA PRODUCT REVENUE

Three Months Ended June 30,
2012
GAAP product revenue	$58,505
Pre-acquisition revenue reported by eBiosciences	16,983
Pro forma product revenue	$75,488